UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported)	June 7, 2013

AmTrust Financial Services, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-33143	04-3106389
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

59 Maiden Lane, 43rd Floor, New York, New York	10038
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(212) 220-7120

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.133-4 (c))

Item 5.03	Amendment to Articles of Incorporation or Bylaws; Changes in Fiscal Year.

On June 7, 2013, AmTrust Financial Services, Inc. (the “Company”) filed a Certificate of Designations (the “Certificate of Designations”) with the Delaware Secretary of State. The Company adopted the Certificate of Designations with respect to its 6.75% Non-Cumulative Preferred Stock, Series A, $0.01 par value per share, with a liquidation preference of $25.00 per share (the “Series A Preferred Stock”) in connection with the pricing of a public offering of the Series A Preferred Stock on June 3, 2013.

For a description of the Certificate of Designations governing the Series A Preferred Stock, reference is made to the information set forth under the heading “Description of the Series A Preferred Stock” in the Company’s Prospectus Supplement, dated June 3, 2013, to the Prospectus, dated October 13, 2010, which constitutes a part of the Company’s shelf registration statement on Form S-3 (File No. 333-169520), previously filed with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Act”), which information is hereby incorporated herein by reference.

A legal opinion relating to the validity of the Series A Preferred Stock is attached hereto as Exhibit 5.1.

Item 8.01	Other Events.

On June 3, 2013, the Company entered into an Underwriting Agreement with Morgan Stanley & Co. LLC and UBS Securities LLC, as representatives of the several underwriters named therein (the “Underwriters”), relating to the issuance and sale by the Company of its Series A Preferred Stock. The securities have been registered under the Act, pursuant to the Company’s shelf registration statement on Form S-3 (File No. 333- 169520) previously filed with the SEC under the Act.

Item 9.01	Exhibits.

(d)	Exhibits.

Exhibit No.	Description

1.1
Underwriting Agreement, dated June 3, 2013, by and among AmTrust Financial Services, Inc. and Morgan Stanley & Co. LLC and UBS Securities LLC, as representatives of the several underwriters named therein

3.1	Certificate of Designations of 6.75% Non-Cumulative Preferred Stock, Series A

4.1	Form of stock certificate evidencing 6.75% Non-Cumulative Preferred Stock, Series A

5.1	Opinion of Sidley Austin LLP

23.1	Consent of Sidley Austin LLP (included in Exhibit 5.1)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AmTrust Financial Services, Inc.
(Registrant)

Date	June 10, 2013

/s/ Stephen Ungar
Stephen Ungar
SVP, General Counsel and Secretary